SMC Global Securities Limited

Index to Condensed Consolidated Financial Statements

Pages

Statements of Income

Balance Sheets

Statements of Cash Flows

Statements of Changes in Shareholders’ Equity

Notes to Financial Statements

SMC Global Securities Limited

Condensed Consolidated Statements of Income

(Unaudited)

For the quarter ended December 31, (Rs. in thousands, except per share data)	2007	2008	2008 Convenience translation into US$
Revenues:
Commission income	210,088	106,126	2,185
Proprietary trading, net	261,366	243,740	5,017
Distribution income, net	8,465	10,823	223
Interest and dividends	34,712	76,192	1,568
Other income	22,001	(2,693)	(55)
Total revenues	536,632	434,188	8,938
Expenses:
Exchange, clearing and brokerage fees	106,987	143,424	2,952
Employee compensation and benefits	57,637	115,277	2,373
Information and communication	8,469	8,405	173
Advertisement expenses	4,815	30,749	633
Depreciation and amortization	12,473	17,988	370
Interest expense	22,461	24,547	505
General and administrative expenses	97,746	48,130	991
Total expenses	310,588	388,520	7,997
Earnings before income taxes	226,044	45,668	941
Income taxes	86,527	7,368	152
Earnings after income taxes	139,517	38,300	789
Share in profits of equity investee	(344)	(11,854)	(244)
Earnings before extraordinary gain	139,173	26,446	545
Extraordinary gain	-	10,802	222
Minority interest	-	(3,072)	(63)
Net income	139,173	34,176	704
Earnings per share:
Basic and diluted: Net income	18.54	3.81	3.81
Weighted average number of shares used to compute basic and diluted earnings per share	7,505,100	8,968,822	8,968,822

*Earning per share has not been converted into US dollars considering the materiality.

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Income

(Unaudited)

For the nine months ended December 31, (Rs. in thousands, except per share data)	2007	2008	2008 Convenience translation into US$
Revenues:
Commission income	476,492	401,644	8,268
Proprietary trading, net	523,074	468,299	9,640
Distribution income, net	30,813	34,703	714
Interest and dividends	81,281	201,058	4,139
Other income	23,643	15,919	328
Total revenues	1,135,303	1,121,623	23,089
Expenses:
Exchange, clearing and brokerage fees	222,054	497,858	10,248
Employee compensation and benefits	146,552	288,504	5,939
Information and communication	25,345	31,633	651
Advertisement expenses	18,576	50,790	1,045
Depreciation and amortization	28,485	43,848	903
Interest expense	53,905	78,594	1,618
General and administrative expenses	140,384	147,261	3,031
Total expenses	635,301	1,138,488	23,435
Earnings before income taxes	500,002	(16,865)	(346)
Income taxes	169,499	(13,031)	(268)
Earnings after income taxes	330,503	(3,834)	(78)
Share in profits of equity investee	6,531	(12,802)	(264)
Earnings before extraordinary gain	337,034	(16,636)	(342)
Extraordinary gain	62,597	45,514	937
Minority interest	-	(3,072)	(63)
Net income	399,631	25,806	532
Earnings per share:
Basic and diluted: Earnings before extraordinary gain	44.90	(1.85)	(1.85)
Basic and diluted: Extraordinary gain	8.34	5.07	5.07
Basic and diluted: Net income	53.25	2.88	2.88
Weighted average number of shares used to compute basic and diluted earnings per share	7,505,100	8,968,822	8,968,822

*Earning per share has not been converted into US dollars considering the materiality.

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (Rs. in thousands)	March 31, 2008	December 31, 2008	December 31, 2008 Convenience translation into US$
Assets
Cash and cash equivalents	53,103	28,270	582
Receivables from clearing organisations (net of allowance for doubtful debts of Rs Nil as of March 31, 2008 and Rs Nil as of December 31, 2008)	529,751	249,986	5,146
Receivables from customers (net of allowance for doubtful debts of Rs. 14,034 as of March 31, 2008 and Rs. 34,034 as of December 31, 2008)	1,028,358	1,219,870	25,111
Due from related parties	203,432	133,485	2,748
Securities owned:
Marketable, at market value	865,828	687,972	14,161
Not readily marketable, at estimated fair value	-	-	-
Commodities, at market value	18,637	95,547	1,967
Derivatives assets held for trading	1,905	-	-
Investments	17,374	91,895	1,892
Deposits with clearing organisations and others	1,927,960	1,555,833	32,026
Property and equipment (net of accumulated depreciation of Rs. 59,991 as of March 31, 2008 and Rs. 43,848 as of December 31, 2008)	97,005	182,757	3,762
Intangible assets (net of accumulated amortization of Rs. 22,200 as of March 31, 2008 and Rs. 10,017 as of December 31, 2008)	25,736	20,998	432
Deferred taxes, net	12,006	32,953	678
Other assets	129,008	1,122,720	23,111
Total Assets	4,910,103	5,422,286	111,615
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	39,908	30,567	629
Payable to customers	1,047,706	1,422,606	29,284
Derivatives held for trading	363	-	-
Accounts payable, accrued expenses and other liabilities	124,975	155,612	3,203
Due to related parties	776,024	605,263	12,459
Overdrafts and long term debt	629,293	186,482	3,839
Deferred taxes, net	-	-	-
Total Liabilities	2,618,269	2,400,530	49,414
Commitments and contingencies (Note 19)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (Rs. in thousands)	March 31, 2008	December 31, 2008	December 31, 2008 Convenience translation into US$
Shareholders' Equity
Common Stock	88,035	89,921	1,851

(15,000,000 common shares authorized; 8,803,500 and 8,992,146 equity shares issued and outstanding as of March 31, 2008 and December 31, 2008; par value Rs. 10)

(5,000,000 preference shares authorized; Nil and Nil issued and outstanding as of March 31, 2008 and December 31, 2008; par value Rs. 10)

Minority interest	-	41,583	856
Additional paid in capital	1,371,543	2,007,487	41,323
Accumulated other comprehensive income / (loss)	(221)	47,816	984
Retained earnings	832,477	834,949	17,187
Total Shareholders' Equity(Excluding minority interest)	2,291,834	3,021,756	62,201
Total Liabilities and Shareholders' Equity	4,910,103	5,422,286	111,615

The accompanying notes are an integral part of these financial statements

                                                                                        SMC Global Securities Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the nine months ended December 31, (Rs. in thousands)	2007	2008	2008 Convenience translation into US$
Cash flows from operating activities
Net profit	399,631	25,806	531
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	28,485	43,848	903
Deferred tax expense / (benefit)	(14,218)	(21,148)	(435)
Share of profits in equity investee and extraordinary gain	(6,531)	12,802	264
Fair value (gain) / loss on sale of Property & equipment	2	(393)	(8)
Fair value (gain) / loss on sale of Investment	-	-	-
Fair value (gain) / loss on trading securities	(13,669)	7,997	165
Unrealized foreign exchange (gain) / loss	-	(13,949)	(287)
Extraordinary gain	(62,597)	(45,514)	(937)
Provision for doubtful debt	-	25,000	515
Provision for gratuity	1,353	2,731	56
Changes in assets and liabilities:
Receivables from clearing organizations	194,146	279,766	5,759
Receivables from customers	(2,258,518)	(216,512)	(4,457)
Dues from related parties	1,200	69,947	1,440
Dues to related parties	23,809	(170,761)	(3,515)
Securities owned	(524,964)	169,859	3,496
Commodities	417,736	(76,910)	(1,583)
Mutual fund	67,354	-	-
Derivatives held for trading	(7,965)	1,542	32
Deposits received from customers	-	1,600	33
Deposits with clearing organizations and others	(827,145)	372,127	7,660
Other assets	(31,850)	(993,712)	(20,455)
Payable to broker-dealers and clearing organisations	157,842	(9,341)	(192)
Payable to customers	2,698,988	373,302	7,684
Book overdraft	(10,460)	-	-
Accrued expenses	108,977	27,906	574
Net cash provided by operating activities	341,606	(134,007)	(2,757)

Cash flows from investing activities
Purchase of property and equipment	(42,347)	(129,600)	(2,668)
Purchase of investments	(8,242)	(87,323)	(1,798)
Acquisition of intangible assets	3,204	(5,262)	(108)
Procedd from sale of property & equipment	(2)	1,033	21
Acquisition of business, net of cash acquired	(82,485)	45,514	937
Net cash used in investing activities	(129,872)	(175,638)	(3,616)

Cash flows from financing activities
Net movement in overdrafts and long term debt	(167,854)	(442,811)	(9,115)
Movement in Minority Interest	-	41,583	856
Proceed from issue of share capital	-	1,886	39
Additional paid in capital	-	635,943	13,091
Net cash provided by financing activities	(167,854)	236,601	4,871
Effect of exchange rate changes on cash and cash equivalents	(264)	48,211	992
Net increase/(decrease) in cash and cash equivalents during the period	9,986	(24,833)	(511)
Add : Balance as of beginning of the period	18,847	53,103	(1,093)
Balance as of end of the period	28,833	28,270	582

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

                                                                        Nine months ended December 31, 2007

(Rs. in thousands)	Common Stock		Additional Paid in Capital	Retained earnings	Accumulated other comprehensive income / (loss)	Total
	Shares	Par value
Balance as of March 31, 2007	7,505,100	75,051	43,500	468,867	-	587,418
Net income for the period	-	-	-	399,631	(1,031)	398,600
Balance as of December 31, 2007	7,505,100	75,051	43,500	868,498	(1,031)	986,019
Balance as of December 31, 2007 Convenience translation into US$		1,545	895	17,878	(21)	20,297

                                                                    Nine months ended December 31, 2008

(Rs. in thousands)	Common Stock		Additional Paid in Capital	Retained earnings	Accumulated other comprehensive income / (loss)	Minority	Total
	Shares	Par value				Interest
Balance as of March 31, 2008	8,803,500	88,035	1,371,543	832,477	(221)	-	2,291,834
Issue of common share	188,646	1,886	635,943	-	-	-	637,830
Balances as on March31,2008 of SMC Wealth , Smc capital & Moneywise	-	-	-	99,809	-	-	99,809
Adjustment on account of acquisition	-	-	-	(232,822)	-	-	(232,822)
Exchange Fluctuation	-	-	-	(879)	-	-	(879)
Share premium received during the period	-	-	-	153,000	-	-	153,000
Accumulated other comprehensive income / (loss)	-	-	-	-	48,037		48,037
Extra ordinary gain	-	-	-	-	-	-	-
Minority interest added during the year	-	-	-	-	-	41,583	41,583
Net income for the period	-	-	-	(16,636)	-	-	(16,636)
Balance as of December 31, 2008	8,992,146	89,921	2,007,486	834,949	47,816	41,583	3,021,756
Balance as of December 31, 2008 Convenience translation into US$		1,851	41,323	17,187	984	856	62,202

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Notes to Condensed Financial Statements (Unaudited)

(Rs. in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity Exchange of India (“NCDEX”) and Multi Commodity Exchange of India (“MCX”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers (P) Ltd is also wholly owned subsidiary of SMC Comtrade Ltd and holds broking license from IRDA(Insurance & regulatory development authority of India) in the life & non life insurance. Company has also acquired wholly owned subsidiary SMC Wealth Management Services which is engaged in the business of portfolio management consultancy. In the month of august 2008 company also acquired subsidiaries Moneywise financial services Ltd. by acquiring its 84.33% stake and SMC Capitals ltd by acquiring its 96.06% stake.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Interim financial information

The accompanying condensed consolidated financial statements of SMC Global Securities Limited and its wholly-owned subsidiary (‘Group’) for the three months ended December 31, 2008 and 2007 are unaudited. The statement of income includes the results of SMC Comtrade from the date of acquisition. In the opinion of management, the condensed consolidated financial statements include all adjustments that management considers necessary for a fair statement of its financial position, operating results and cash flows for the interim periods presented. Operating results and cash flows for interim periods are not necessarily indicative of results for the entire year. The Condensed Consolidated Balance Sheet as of March 31, 2008, was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted ("GAAP") in the United States of America for full financial statements. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended March 31, 2008.

In presenting the condensed financial statements, management makes estimates that affect the reported amounts and disclosures in the financial statements. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the condensed financial statements, and it is possible that such changes could occur in the near term.

For the convenience of the reader, the financial statements as of and for the quarter ended December  31, 2008 have been translated into U.S. dollars (US$) at US$1.00 = Rs. 48.58 based on the noon buying rate on December  31, 2008 by the Federal Reserve Bank of New York. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period.  The Group does not have any outstanding dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In July 2006, the FASB issued Interpretation 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109 (“FIN 48”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 became effective beginning April 1, 2007 for us. The adoption of FIN 48 did not result in a cumulative effect adjustment to retained earnings as of April 1, 2007.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The Group is in the process of evaluating the impact SFAS 157 will have on the financial statements.

In February 2007, the FASB issued FASB Statement 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 allows the company to choose to measure certain financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The Group in the process of evaluating the impact SFAS 159 will have on the Group’s financial statements.

In April 2007, the FASB issued FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP FIN 39-1”). FSP FIN 39-1 modifies FIN No. 39, Offsetting of Amounts Related to Certain Contracts, and permits companies to offset cash collateral receivables or payables with net derivative positions. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007 which is fiscal year commencing April 1, 2008 for us with early adoption permitted. The Group in the process of evaluating the impact  FSP FIN 39-1 will have on the Group’s financial statements.

In June 2007, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). The intent of SOP 07-1 is to clarify which entities are within the scope of the AICPA Audit and Accounting Guide, Investment Companies (the “Guide”). Financial Accounting Standards Board (“FASB”) has agreed to propose an indefinite delay of the effective dates of SOP 07-1. The Group in the process of evaluating the impact SOP 07-1 will have on the Group’s financial statements.

In December 2007, FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51 (SFAS 160). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement requires the recognition of a non-controlling interest as equity in the consolidated financial statements and separate from the parent’s equity. Purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. The Group will be required to adopt this new Statement prospectively to all non-controlling interest, including any that arose before the effective date, for fiscal years, beginning after December 15, 2008 which is fiscal year commencing April 1, 2009 for us. Early adoption is prohibited. The Group in the process of evaluating the impact SFAS 160 will have on the Group’s financial statements.

In December 2007, FASB issued SFAS No. 141 (Revised 2007), Business Combinations (SFAS 141R). This Statement replaces SFAS No. 141, Business Combinations. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed including contingencies and non-controlling interest in the acquiree, at the acquisition date, measured at their fair value, with limited exceptions specified in the statement. In a business combination achieved in stages, this Statement requires the acquirer to recognize the identifiable assets and liabilities as well as the non-controlling interest in the acquiree at full amounts of their fair values. This Statement requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. The Group will be required to apply this new Statement prospectively to business combinations consummated in fiscal years beginning after December 15, 2008 which is fiscal year commencing April 1, 2009 for us. Early adoption is prohibited.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 requires enhanced disclosures on derivative and hedging activities by requiring objectives to be disclosed for using derivative instruments in terms of underlying risk and accounting designation. This Statement requires disclosures on the need of using derivative instruments, accounting of derivative instruments and related hedged items, if any, under SFAS 133 and effect of such instruments and related hedge items, if any, on the financial position, financial performance and cash flows. The Group will be required to adopt this new Statement prospectively, for fiscal years beginning after November 15, 2008 which is fiscal year commencing April 1, 2009 for us. The Group in the process of evaluating the impact SFAS 161 will have on the Group’s financial statements.

3.

Business Combination

The Company has acquired 100% of outstanding common shares of SMC Wealth Management Services Limited (”SMC Wealth Management”) as on April 1, 2008 due to which SMC Wealth management has become the wholly owned subsidiary of the company. The purchase price was Rs. 60,28,000 comprising of cash only. Company also acquired 600,000 and 500,000 shares (face value Rs.10) of Wealth management through fresh issue at a premium of  Rs. 30 per share as on August 16, 2008 and December 31, 2008 respectively for a total cash consideration of Rs. 44,000,000. The acquisition was made to consolidate the group structure and realize benefits of synergies in operations of both entities.

The Company has acquired   6,000,000 Equity shares of  Rs. 10 face value of Moneywise Financial Services (P) Limited through fresh issue at a premium of Rs. 20 per share as on July 31, 2008 as a resultant company holds 84% of total outstanding common shares of Moneywise Financial Services (P) Ltd. due to which Moneywise Financial Services has become the subsidiary of the company. The purchase price was Rs.180,000,000 comprising of cash only.

The Company has also acquired 96% of total outstanding common shares of SMC Capitals Limited as on August 16, 2008, due to which SMC Capitals has become the subsidiary of the company. The purchase price was Rs. 24,709,967 comprising of cash only.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141 “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions. The allocation of purchase price is as follows:

Purchase price as on April 1, 2008.
SMC Wealth Management Services Ltd.	Rs. in thousands	US $
Assets
Cash & cash equivalents	895	19
Receivables and deposits	6,052	130
Other assets	177	4
Liabilities
Accounts Payable	560	12
Net assets acquired	6,564	141
Less: Purchase price allocation	6,028	130
Extraordinary gain	536	11

Purchase price as on August 16, 2008.
SMC Capitals Ltd.	Rs. in thousands	US $
Assets
Fixed Assets	5,532	119
Cash & cash equivalents	35	1
Receivables and deposits	11,381	245
Other assets	45,454	979
Liabilities
Accounts Payable	5,742	124
Net assets acquired	56,660	1,220
Less: Minority Interest	2,231	48
Less: Cost of Investment	24,710	532
Extraordinary gain	29,719	640
Purchase price as on July 31, 2008.
Moneywise Financial Services (P) Ltd.	Rs. in thousands	US $
Assets
Inventories	45,273	975
Cash & cash equivalents	192,336	4,141
Receivables and deposits	16,268	350
Other assets	325,960	7,017
Liabilities
Accounts Payable	41,128	885
Loans & advances	118,710	2,556
Others	188,461	4,057
Net assets acquired	231,538	4,985
Less: Minority Interest	36,280	781
Less: Cost of Investment	180,000	3,875
Extraordinary gain	15,258	329

4.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of	March 31, 2008	December 31, 2008	December 31, 2008
			US $
Equity shares	865,828	687,972	14,162
Commodities	-	95,547	1,967
Total	865,828	783,519	16,129

5.

Other Assets

Other assets consist of:

As of	March 31, 2008	December 31, 2008	December 31, 2008
			US $
Advance for application of shares in initial public offering	3,169	-	-
Advance for purchase of property	13,600	3,196	66
Prepaid expenses	18,988	17,583	362
Security deposits paid	22,249	31,497	648
Advance tax, net	48,196	28,197	581
Others	22,806	1,042,247	21,454
Total	129,008	1,122,720	23,111

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications and VSAT.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and Fringe Benefit tax.

Advances other includes amount paid  to  Bennet Coleman & Co. for expenses to be  incurred in relation to advertisement.

6.

Property and Equipment

Property and equipment consist of:

As of	March 31, 2008	December 31, 2008	December 31, 2008 US $
Building	10,320	37,694	776
Equipment	14,387	36,438	750
Furniture and fixture	18,787	38,940	802
Computer hardware	67,287	105,949	2,181
Vehicle	11,768	16,248	334
Trade Mark	-	20	1
Satellite equipment	34,447	36,119	743
Total property and equipment	156,996	271,408	5,587
Less: Accumulated depreciation	59,991	88,651	1,825
Total property and equipment, net	97,005	182,757	3,762

Depreciation expense amounted to Rs.14,378 and Rs. 33,731 for the three and nine months ended December 31, 2008 respectively. Depreciation expense amounted to Rs.16, 536 and Rs. 23,309 for the three and nine months ended December 31, 2007 respectively.

Included in property and equipment are the following assets under capital lease:

As of	March 31, 2008	December 31, 2008	December 31, 2008 US $
Vehicle	4,214	3,806	78
Total leased property and equipment	4,214	3,806	78
Less: Accumulated depreciation	679	989	20
Total leased property and equipment, net	3,535	2,817	58

7.

Intangible Assets

Intangible assets consist of:

As of	March 31, 2008	December 31, 2008	December 31, 2008 US $
Intangible assets subject to amortization
Software	36,857	43,715	941
Customer relationship	7,500	7,500	154
Intangible assets not subject to amortization
Goodwill	1,500	1,500	31
Membership in exchanges	500	500	10
Total intangible assets	21,071	53,215	1,095
Less: Accumulated amortization	10,054	32,217	663
Total intangible assets, net	11,017	20,998	432

Amortization expense amounted to Rs. 3,610 and Rs. 10,117 for the three and nine months ended December 31, 2008 respectively. Amortization expense amounted to Rs.754 and Rs. 5,176 for the three and nine months ended December 31, 2007 respectively.

8.

Investments

Investments consist of:

As of	March 31, 2008	December 31, 2008	December 31, 2008 US $
Investments accounted for by equity method	4,997	18,352	378
Investments carried at cost	12,377	73,543	1,514
Total	17,374	91,895	1,892

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

Investments at cost: SMC Global holds 970,000 shares, representing 8.1 % interest in SAM Global Securities Limited (“SAM Global”). The carrying value of the investment at original acquisition cost is Rs 1,959. The Company accounts for its investment in SAM Global at cost. SMC Comtrade holds shares in SMC Share Broker Limited. These investments are accounted for at cost. The market value of the said investment is not readily determinable. Based on a review of the financial statements of SAM and SMC Share Broker Limited, the Group has determined that there is no impairment in the carrying value of the investment.

Investments accounted for by equity method represents investments in Shreya.Com (P) Ltd.

9.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs. 388,594 and Rs. 140,412 as of March 31, 2008 and December 31, 2008, respectively, at average effective interest rates of 9.8% and 11.76%, respectively.  Deposits have been placed by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were Rs. 238,254 and Rs. 44,087 at March 31, 2008 and December 31, 2008, respectively.

Long Term Debt

Long term debt outstanding comprises of loans taken against vehicles. The long-term debt was Rs.  2,445 and Rs. 1,983 at March 31, 2008 and December 31, 2008, respectively, at average effective interest rates of 8.3% and 8.3%, respectively.  Long-term debt is secured by pledge of vehicles.

Refer note 16 for assets pledged as collateral.

10.

Exchange, Clearing and Brokerage fees

As per regulations in India, specified securities transactions are liable for securities transaction tax (“STT”). The securities transactions tax in respect of proprietary trading amounted to Rs. 74,861 and Rs. 259,342 for the three and nine months ended December 31, 2008 respectively. The securities transactions tax in respect of proprietary trading amounted to Rs. 99,078 and Rs. 198,049 for the three and nine months ended December 31, 2007 respectively. During the corresponding previous period STT had been considered in calculating current tax as a part of advance tax.

11.

Distribution Income

The net distribution income comprises of:

Quarter ended December 31,	2007	2008	2008 US $
Gross distribution revenue	97,162	11,424	225
Less: Distribution revenues attributable to sub-brokers	88,697	601	12
Net distribution income	8,465	10,823	223

Nine months ended December 31,	2007	2008	2008 US $
Gross distribution revenue	223,950	72,554	1,493
Less: Distribution revenues attributable to sub-brokers	189,567	37,851	779
Net distribution income	34,383	34,703	714

12.

Payable to Broker Dealers and Clearing Organizations

As of	March 31, 2008	December 31, 2008	December 31, 2008 US $
Payable to clearing organizations	7,408	19,561	403
Commission payable	32,500	11,006	226
Total	18,695	30,567	629

13.

Accounts Payable, Accrued Expenses and Other Liabilities

As of	March 31, 2008	December 31, 2008	December 31, 2008 US $
Security deposits	27,568	27,718	571
Accrued expenses	38,400	66,806	1,375
Provision for taxes and stamp duty	-	13,362	275
Provision for gratuity	4,014	6,824	140
Accrued payroll	24,739	22,596	465
Others	30,254	18,306	377
Total	124,975	155,612	3,203

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

14.

Employee benefits

The Gratuity Plan

Net gratuity cost for the three months ended December 31, 2007 and 2008 comprises the following components:

Quarter ended December 31,	2007	2008	2008 US $
Service cost	262	269	6
Interest cost	76	54	1
Amortization	2,341	866	18
Expected return on assets	14	-	-
Net gratuity costs	2,693	1,189	25

Nine months ended December 31,	2007	2008	2008 US $
Service cost	814	1,136	23
Interest cost	164	228	5
Amortization	2,616	3,650	75
Expected return on assets	-	-	-
Net gratuity costs	3,594	5,014	103

The Group has contributed Rs. Nil and Rs. Nil in the three and nine months ended December 31, 2008 and expects to contribute approximately Rs. 7,655 to the gratuity trust during the remainder of fiscal 2008.

Provident Fund

The Company’s contribution towards the provident fund amounted to Rs. 1,302 and Rs. 3,596 for the three and nine months ended December 31, 2008 respectively.

The Company’s contribution towards the provident fund amounted to Rs. 795 and Rs. 2,249 for the three and nine months ended December 31, 2007 respectively.

15.

Income Taxes

The effective tax rate was 33.99% and 33.99% for the three and nine months ended December 31, 2008 respectively. The effective tax rate was 34.7% and 30.3% for the three and nine months ended December 31, 2007 respectively.

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2006-07 and onwards.  The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

16.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of	March 31, 2008	December 31, 2008	December 31, 2008 US $
Fixed deposits	1,835,695	1,440,298	29,648
Securities owned	371,557	195,846	4,031
Property and equipment	9,531	9,531	196
Total	2,216,783	1,645,675	33,875

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC Global, as a security for credit facilities provided to the Company.

Canara Bank, one of the bankers to the Group, has created first charge over book debts, outstandings, money receivables, claims, and equitable mortgage on specified office building for credit facilities provided to the Company. The bank also has charge on advances against checks/ drafts of bill of exchange whatever may be the tender thereof drawn, accepted or endorsed by the Company with or without documents such as railway receipts, lorry receipts, air ways bill, post parcel, bill of lading or any other document of title to the goods, invoices, etc.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26.0% holding in SMC Comtrade.

17.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Quarter ended December 31, (in %)	2007	2008
Revenue from top two customers	5.10	3.54
Revenue from top five customers	9.38	6.59
Revenue from top ten customers	14.03	10.08

Nine months ended December 31, (in %)	2007	2008
Revenue from top two customers	5.74	4.81
Revenue from top five customers	11.26	7.76
Revenue from top ten customers	16.56	10.72

18.

Segment

The Group has recognized three segments beginning quarter ended June 30, 2008: Capital markets, Commodities and wealth management. The recognition of the segments is made as SMC Comtrade which became wholly owned subsidiary in the quarter ended June 30, 2007 and SMC wealth management which became wholly owned subsidiary in the quarter ended June 30, 2008. Financial statements of SMC Comtrade and SMC Wealth Management are consolidated with the financial statements of the Company beginning this quarter.

                                                                                Quarter ended

December 31, 2008

	Capital and derivatives markets	Commodities	Wealth Management	NBFC Services	Merchant Banking	Total	US $
Revenue from external customer	335,635	65,084	647	32,012	810	434,188	8,938
Earnings after taxes	25,340	(15,970)	288	28,885	(4,367)	34,176	703
Total assets	4,088,363	926,979	42,670	307,412	56,862	5,422,286	111,617

Quarter ended	December 31, 2007
	Capital and derivatives markets	Commodities	Total	US $
Revenue from external customer	496,038	40,594	536,632	11,046
Earnings after taxes	138,034	70,611	208,645	4,295
Total assets	4,891,645	873,088	5,764,733	118,665

                                                                                Nine month Ended

                                                                                                31 December 2008

	Capital and derivatives markets	Commodities	Wealth Management	NBFC Services	Merchant Banking	Total	US $
Revenue from external customer	942,047	163,731	681	(1,475)	16,639	1,121,623	23,089
Earnings after taxes	35,946	(35,554)	(11,703)	9,919	27,199	25,807	531
Total assets	4,088,363	926,979	42,670	307,412	56,862	5,422,286	111,616

Nine months ended	December 31, 2007
	Capital and derivatives markets	Commodities	Total	US $
Revenue from external customer	961,341	173,962	1,135,303	23,370
Earnings after taxes	268,832	130,799	399,631	8,226
Total assets	4,891,645	873,088	5,764,733	118,665

19.

Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight line method. Rental expense amounted to Rs. 20,238 and Rs. 46,364 for the three and nine months ended December 31, 2008 respectively. Rental expense amounted to Rs. 5,388 and Rs.10,659 for the three and nine months ended December 31, 2007 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2008 and December 31, 2008, guarantees of Rs 1,949,175 and Rs.1, 995,000 are provided by various banks to exchange clearing houses for the Group, in the ordinary course of business, as a security for due performance and fulfillment by the Group of its commitments and obligations.

As of March 31, 2008 and December 31, 2008, the Company has provided corporate guarantees of Rs. 290,000 & Rs. 500,000 Respectively to banks for guarantees issued by banks for SAM Global Securities Limited to exchange clearing houses, in the ordinary course of business.

As of March 31, 2008 and Sep 30, 2008, the Company has provided corporate guarantees of Rs. 236,500 and Rs. 500,000 to banks for guarantees issued by banks for SMC Comtrade to exchange clearing houses, in the ordinary course of business.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 1.0% to 1.3% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee and classify in the income statement under ‘interest expense’. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is involved, from time to time, in investigations and proceedings by governmental and regulatory agencies, certain of which may result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. The Group is carrying reserves of Rs. 10,000 for potential losses to the extent that such matters are probable and can be estimated, in accordance with SFAS 5, “Accounting for Contingencies.”  As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

Order by SEBI dated October 5, 2005 in the matter of Digital Stock

SEBI has alleged irregularities in sub-broker operations and directed to review the Company to review systems and procedures and confirm to SEBI that all the operations are within the framework of SEBI regulations, rules and guidelines.

The Company has responded to SEBI that it has carried out comprehensive review of all systems and procedures and has ensured that the same are in compliance with all the SEBI Act, Rules and Regulations as well as directives and guidelines of SEBI.

Further, SEBI vide their SCN dated 25/06/2008 under Rule 4, appointed an adjudication officer, to adjudicate the matter. The Company has intimated to the Adjudicating Officer vide our letter dated  8th July 2008 that we wish to avail consent order  and has filed the application of consent on 1st September, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

SCN under SEBI Rules dated September 28, 2006

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that SMC Global executed structured trades in the scrip of Jubilant Organosys Limited (“JOL”) in collusion with a group of brokers during the year 2003 and thereby violated Regulations.  SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed a reply with SEBI in response to the SCN, denying having done any possible structured deals. The Company has submitted that the trades in JOL scrip were executed in the normal and usual course of business through the systems of exchange and no off market deals were done in the scrip. No response has been received from SEBI in this regard and the matter is pending with SEBI.

The Company has filed an application for consent before the Securities and Exchange Board of India on February 13, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

SEBI order on June 18, 2007 in the matter of dealings in futures and options contracts on the NSE

SEBI has alleged in the order that certain entities and brokers have indulged in non genuine trade transactions and have created false and misleading appearance of trading on the derivatives market during January to March 2007. SMC Global has been named as one of brokers in the order. The order is an ad interim, ex-parte order and the Company has a right to file its objections. The Company submitted its response in July 2007, denying the allegations. In October 2007, SEBI issued a SCN as to why an inquiry should not be held against the Company.

The Company has filed an application for consent before the Securities and Exchange Board of India on November 12, 2007. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

Further, as per the letter dated 2nd December, 2008 of SEBI, we have accepted the recommendation of HPAC, that the case may be settled on payment of Rs. 600 towards settlement charges. We have made the payment of Rs. 600 vide our letter dated 17th December, 2008. We expect that the matter will be closed after the issue of consent order.

SCN under SEBI Rules dated March 31, 2008

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that during the period February 1, 2005 to March 31, 2005, SMC Global executed non genuine transactions in collusion with certain clients and brokers in the future and options segment of NSE. SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed an application for consent before the SEBI on May 1, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

Another SCN dated May 15, 2008 was received by the Company, containing similar allegations as stated above for the period March 1, 2004 to March 31, 2004. The Company has filed an application for consent before the SEBI on Aug 4,2008 . The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

20.

Subsequent Events

The Board of Directors of the Company passed a resolution on April 18, 2008 for the amalgamation of SAM Global Securities Limited (“SAM”) with SMC Global Securities Limited (“SMC”). The Board of Directors of SAM also approved the resolution of amalgamation.

Under the scheme of amalgamation prepared under sections 391 and 394 and other applicable provisions of the Companies Act in India, the shareholders of SAM will receive one equity share of the face value of Rs. 10 each of SMC for every six fully paid up shares of SAM. The company has also taken the NOC’s from all the exchanges where the securities of the company are listed and also from SEBI. The company has taken the approval of unsecured creditors wide there meeting held on 20th December, 2008 and from share holders wide meeting dated 3rd of January, 2009. Under the Companies Act in India, the scheme will require the consent of High Court of Delhi in order to be effective. Now the date of final petition has been fixed on 26th of February, 2009.